Exhibit 3.1

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF MOSYS, INC.

MoSys, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. That the name of the Corporation is MoSys, Inc., and that the Corporation was incorporated on August 1, 2000 pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).

2. That this Certificate of Amendment of Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Delaware Secretary of State on November 12, 2010, as amended by that certain Certificate of Amendment of Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on February 14, 2017, and by that certain Certificate of Amendment of Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on August 27, 2019 (collectively, the “Certificate of Incorporation”).

3. That in accordance with Section 242 of the DGCL, the Board of Directors of the Corporation has duly adopted resolutions proposing to amend the Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders.

4. That Article I of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

“The name of the corporation is Peraso Inc. (the “Corporation”).”

5. That all other provisions of the Certificate of Incorporation remain in full force and effect.

6. That this Certificate of Amendment shall be effective at 12:01 a.m. Eastern Time on December 20, 2021.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation as of December 15, 2021.

By:	/s/ James Sullivan
Name:	James Sullivan
Title:	Chief Financial Officer